Exhibit 99.1

Aerie Pharmaceuticals Announces Rhopressa™ Presentation at 2015

Meeting of the Association for Ocular Pharmacology and Therapeutics

IRVINE, Calif. & BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, announced today that Casey C. Kopczynski, Ph.D., Aerie’s Chief Scientific Officer, will provide an overview on Rhopressa™, a novel once-daily, triple-action eye drop being tested for its ability to lower intraocular pressure (IOP) in patients with glaucoma or ocular hypertension, at the 2015 Meeting of the Association for Ocular Pharmacology and Therapeutics (AOPT), which will be held in Charleston, S.C., February 26 through March 1, 2015.

The oral presentation titled, “Discovery and development of AR-13324, a first-in-class drug for glaucoma,” will take place during a session on translational research and clinical development, scheduled to take place on Friday, February 27, from 11:00am to 12:30pm ET. Dr. Kopczynski’s presentation will address recent findings on disease modification for AR-13324 and also cover preclinical research associated with AR-13154.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. The Company is conducting two Phase 3 registration trials in the United States, named “Rocket 1” and “Rocket 2,” where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for Rhopressa™ compared to timolol, along with a third Phase 3 registration safety-only trial, named “Rocket 3,” in Canada. The Company expects to report efficacy results from “Rocket 1” in mid-second quarter of 2015.

In June 2014, the Company also completed a Phase 2b clinical trial where Roclatan™ met the primary efficacy endpoint, demonstrating the statistical superiority of Roclatan™ to each of its components. Roclatan™ is a fixed-dose combination of Rhopressa™ with latanoprost, the market-leading PGA, and we believe, if approved, has the potential to provide a greater IOP-lowering effect than any currently approved glaucoma product. Phase 3 registration trials for Roclatan™ are expected to commence in mid-2015. Preparatory steps for these trials are in progress and on schedule.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering and the issuance and sale of our senior secured convertible notes; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; and our ability to protect our proprietary technology and enforce our intellectual property rights. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors:

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media:

Justin Jackson, 212-213-0006

jjackson@burnsmc.com